A special meeting of the shareholders of the PBHG
Core Growth Fund was held on June 19, 2003 to vote
on the following matter:
To approve the Agreement and Plan of Reorganization
for the PBHG Core Growth Fund into the PBHG Growth
Fund
For			Against	Abstain	Total
Shares Outstanding
1,696,979 		115,391	55,924
	4,430,928


A special meeting of the shareholders of the PBHG
Limited Fund was held on June 19, 2003 to vote on
the following matter:
To approve the Agreement and Plan of Reorganization
for the PBHG Limited Fund into the PBHG Emerging
Growth Fund
For			Against	Abstain	Total
Shares Outstanding
2,043,863		694,740	75,874
	6,523,637


A special meeting of the shareholders of the PBHG
New Opportunities Fund was held on June 19, 2003 to
vote on the following matter:
To approve the Agreement and Plan of Reorganization
for the PBHG New Opportunities Fund into the PBHG
Emerging Growth Fund
For			Against	Abstain	Total
Shares Outstanding
543,941		86,380		11,761
		1,500,553


A special meeting of the shareholders of the TS&W
Small Cap Fund LLC was held on July 23, 2003 to vote
on the following matter:
To approve the Agreement and Plan of Reorganization
for the TS&W Small Cap Value Fund LLC into the PBHG
Small Cap Value Fund
For			Against	Abstain	Total
Shares Outstanding
1,076,886		63,134		0
	1,140,020